STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of the 20th day of August, 2003, by and between XRG, INC., a Delaware corporation ("XRG"), R&R EXPRESS INTERMODAL, INC., a Pennsylvania corporation ("R&R"). XRG, and R&R are referred to herein individually as "Party" and collectively as "Parties." This Agreement contemplates a transaction in which XRG will acquire the stock of R&R in consideration of the shareholders of R&R receiving shares of the common stock of XRG.

     Now,  therefore,  in  consideration  of  the  respective   representations,
promises, warranties and covenants of the Parties set forth herein, the Parties, intending to be legally bound, agree as follows.

     1. Definitions.

     "Closing" has the meaning set forth in Section 2(g) below. "Closing Date" has the meaning set forth in Section 2(g) below.

     "Disclosure Schedule" is the information provided to XRG as described in Section 3 below.

     "Environmental, Health, and Safety Requirement(s)" shall mean any and all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Liability" or "Liabilities" or "liability" or "liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Securities Act" means the Securities Act of 1933 (15 U.S.C.ss.77a et seq.).

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     2. Transaction.

     (A) Purchase of Stock. Subject to the terms and conditions of this Agreement, XRG shall purchase from the shareholders of R&R, and the shareholders of R&R shall sell, transfer, convey, and deliver to XRG, all of the issued and outstanding stock of R&R (the "R&R Shares") at the Closing for the consideration specified below in Section 2 (B).

     (B) Purchase Consideration - XRG Common Stock. As consideration for the purchase of the R&R Shares, XRG shall issue to the shareholders of R&R 200,000 shares of common stock of XRG, and will include those shares in a S-3 registration statement to be filed with the Securities and Exchange Commission, on or about August __, 2003. The amount of shares set forth herein will be issued to the shareholders of R&R in proportion to their respective holdings of the shares of R&R. The number of XRG Shares is subject to adjustment after the acquisition based on the future market price of the XRG Shares. Specifically, in the event the XRG Shares held by the shareholders of R&R do not have a fair market value equal to or greater than $200,000, then the Company shall be obligated to issue the shareholders of R&R additional shares of Company common stock sufficient to result in the fair market value of the XRG Shares held by the shareholders of R&R having a total value equal to $200,000.

     (C) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of XRG, 5301 W. Cypress Street, Suite 111, Tampa, Florida 33607 on such date as agreed to by the Parties following the satisfaction or waiver of all pre-closing conditions to the obligations of the Parties to consummate the transactions contemplated hereby ("Closing Date").

     At the Closing:

     (1) The Shareholders of R&R will deliver to XRG:

     (a) certificates representing the R&R Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to XRG;

     (b) a certificate executed by the Shareholders of R&R representing and warranting to XRG that each of the Shareholders of R&R representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

     (2) XRG will deliver to the Shareholders of R&R:

     (a) certificates for a total of 200,000 shares of XRG common stock issued to the shareholders of R&R ; subject to the Minimum Stock Value in 2.(B).

     (b) a certificate executed by XRG to the effect that, except as otherwise stated in such certificate, each of XRG's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

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     3.  Representations  and  Warranties  of the  Shareholders  of R&R  Express
Intermodal, Inc.

     The Shareholders of R&R, jointly and severally, represent and warrant to XRG as follows (as used herein, "Acquired Company" shall mean R&R):

     3.1 ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for the Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable contracts. The Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b)  The   Shareholders  of  R&R  have  delivered  to  XRG  copies  of  the organizational documents of the Acquired Company as currently in effect.

     3.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Shareholders of R&R, enforceable against the Shareholders of R&R in accordance with its terms. Upon the execution and delivery by the Shareholders of R&R' Closing Documents will constitute the legal, valid, and binding obligations of the Shareholders of R&R, enforceable against the Shareholders of R&R in accordance with their respective terms. The Shareholders of R&R have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders of R&R' Closing Documents and to perform their obligations under this Agreement and the Shareholders of R&R' Closing Documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions will, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with, or result in a violation of (A) any provision of the organizational documents of the Acquired Company, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

     (ii) contravene, conflict with, or result in a violation of, or give any governmental authority or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under, any law or court order to which either Acquired Company or either of the Shareholders of R&R, or any of the assets owned or used by any Acquired Company, may be subject;

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     (iii)  contravene,  conflict  with,  or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

     (iv) cause XRG or any Acquired Company to become subject to, or to become liable for the payment of, any tax;

     (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority;

     (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the acquired Company is a party; or

     (vii) result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

     Except as set forth in Part 3.2 of the Disclosure Schedule, neither the Shareholders of R&R nor the Acquired Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions hereunder.


     3.3 CAPITALIZATION

     The authorized equity securities of R&R consist of _________ shares of common stock, par value $______ per share, of which _______ shares are issued and outstanding. All of the issued and outstanding shares of R&R constitute the R&R Shares. The Shareholders of R&R are, and will be on the Closing Date, the record and beneficial owners and holders of all of the R&R Shares, free and clear of all encumbrances. No legend or other reference to any purported encumbrance appears upon any certificate representing the R&R Shares. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other legal requirement. No Acquired Company owns, or has any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

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     3.4 FINANCIAL STATEMENTS

     The Shareholders of R&R have delivered to XRG: (a) [unaudited] balance sheets of the Acquired Company as of June 30, 2003, and (b) the related [unaudited] statements of income, changes in stockholders' equity, and cash flow for each of the period then ended ("Financial Statements"). The Financial Statements and notes fairly represent the financial condition and the results of operations, changes in stockholders' equity, and cash flow of each Acquired Company as of the respective dates of, and for the periods referred to in, the Financial Statements.

     3.5 BOOKS AND RECORDS

     The books of account, minute books, stock record books, and other records of the Acquired Company, all of which have been made available to XRG, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Company contain accurate and complete records of all meetings held of, and corporate action taken by the stockholders, the boards of directors and committees of the boards of directors of the Acquired Company, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Company.

     3.6 TITLE TO PROPERTIES; LEASES

     Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds (a lease under which the Acquired Company is a lessee or lessor, other than leases for personal property having a value per item or aggregate payments of less than $5,000 per annum), or other interests therein owned by the acquired Company. The Acquired Company owns all of the properties and(whether real, personal, or mixed and whether tangible or intangible) that are located in the facilities operated by the Acquired Company or are reflected as owned in the books and records of the Acquired Company, including all of the properties and assets reflected in the Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6) of the Disclosure Schedule and personal property sold since the date of the Financial Statements in the Ordinary Course of Business, and all of the properties and assets purchased or otherwise acquired by the Acquired Company since the date of the Financial Statements (except for personal property acquired and sold since the date of the Financial Statements in the Ordinary Course of Business and consistent with past practice) are listed in
Part 3.6 of the Disclosure Schedule. All material properties and assets reflected in the Financial Statements are free and clear of all encumbrances except as disclosed in Part 3.6 of the Disclosure Schedule. There is not, with respect to any lease, any existing event of default, or event which (with notice or lapse of time or both) would constitute an event of default, on the part of the acquired Company, and the Acquired Company has not received any written notice of any such event. The Acquired Company enjoys peaceful and undisturbed possession under each such lease. None of the rights of the acquired Company under any lease set forth in Part 3.6 will be subject to termination or modification and no consent or approval of any third party is required under such lease as a result of the consummation of the contemplated transactions hereunder.

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     3.7 CONDITION AND SUFFICIENCY OF ASSETS

     The equipment of the Acquired Company is structurally sound, is in good operating condition and repair, and is adequate for the uses to which they are being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that is not material in nature or cost. The equipment of the Acquired Company is sufficient for the continued conduct of the Acquired Company' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8 ACCOUNTS RECEIVABLE

     All accounts receivable of the Acquired Company that are reflected in the Financial Statements or the accounting records of the Acquired Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown in the Financial Statements or the accounting records of the Acquired Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of June 30, 2003, which list sets forth the aging of such Accounts Receivable.

     3.9 NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 3.9 of the Disclosure Schedule, the Acquired Company have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.10 TAXES

     (a) The Acquired Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable laws and regulations. The Shareholders of R&R have delivered or made available to XRG copies of all such tax returns relating to income taxes filed since 2000. The Acquired Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the acquired Company, except such taxes, if any, as are listed in Part 3.11 of the Disclosure Schedule and are being contested in good faith.

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     (b) The United States  federal and state income tax returns of the Acquired
Company subject to such taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1999. Part 3.11 of the Disclosure Schedule contains a complete and accurate list of all audits of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Schedule describes all adjustments to the United States federal income tax returns filed by the Acquired Company or any group of corporations including the Acquired Company for all taxable years since inception, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Schedule, the Acquired Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Acquired Company or for which the Acquired Company may be liable.

     (c) All taxes that the Acquired Company is or was required by applicable laws or regulations to withhold or collect, including, without limitation, social security and other payroll and employee-related taxes, have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.

     (d) All tax returns filed by (or that include on a consolidated basis) the Acquired Company are true, correct, and complete.

     3.11 NO MATERIAL ADVERSE CHANGE

     Since the date of the latest Financial Statement, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.12 EMPLOYEE BENEFITS

     (a) As used in this Section 3.12, the following terms have the meanings set forth below.

     "Company Plan" means all Plans of which the Acquired Company or an ERISA Affiliate of the Acquired Company is or was a Plan Sponsor, or to which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise contributes or has contributed, or in which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "ERISA Affiliate" means, with respect to the Acquired Company, any other person that, together with the company, would be treated as a single employer under IRCss.414.

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     "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

     "Plan" has the meaning given in ERISA ss. 3(3).

     "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

     (b) Part 3.12 of the Disclosure Schedule contains a complete and accurate list of all Company Plans and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, or (C) Multi-Employer Plans.

     (c) The Shareholders of R&R have delivered to XRG, or will deliver to XRG within ten days of the date of this Agreement:

     (i) all documents that set forth the terms of each Company Plan and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Acquired Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans for which a plan description or summary plan description is not required;

     (ii) all personnel, payroll, and employment manuals and policies;

     (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Company and the ERISA Affiliates of the Acquired Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

     (iv) a written description of any Company Plan that is not otherwise in writing;

     (v) all registration statements filed with respect to any Company Plan;

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     (vi) all insurance  policies  purchased by or to provide benefits under any
Company Plan;

     (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan;

     (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan;

     (ix) all notifications to employees of their rights under ERISAss.601 et seq. and IRCss.4980B;

     (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

     (xi) all notices that were given by the Acquired Company or any ERISA Affiliate of the Acquired Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.12;

     (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to any Acquired Company, any ERISA Affiliate of the Acquired Company, or any Company Plan within the four years preceding the date of this Agreement;

     (xiii) the most recent determination letter for each Plan of the Acquired Company that is a Qualified Plan.

     (d) Except as set forth in Part 3.12 of the Disclosure Schedule:

     (i) The Acquired Company has performed all of their respective obligations under all Company Plans. The Acquired Company has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans.

     (ii) No statement, either written or oral, has been made by the Acquired Company to any Person with regard to any Plan that was not in accordance with the Plan and that could have an adverse economic consequence to the Acquired Company or to XRG.

     (iii) The Acquired Company, with respect to all Company Plans, are, and each Company Plan, is, in full compliance with ERISA, the IRC, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.12, and with any applicable collective bargaining agreement.

     (A) No transaction prohibited by ERISA has occurred with respect to any Company Plan.

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     (B) The  Acquired  Company has no  liability to the IRS with respect to any
Plan.

     (C) The Acquired Company has no liability to the PBGC with respect to any Plan .

     (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

     (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

     (v) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured, or a material increase in benefit costs of such Plans and obligations that are self-insured.

     (vi)  Other  than  claims  for  benefits   submitted  by   participants  or
beneficiaries, no claim against, or legal proceeding involving, any Company Plan is pending or, to the Shareholders of R&R' knowledge, is threatened.

     (vii) The Acquired Company and each ERISA Affiliate of the Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA.

     (viii) The Acquired Company has paid all amounts due to the PBGC pursuant to ERISA.

     (ix) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Company Plan.

     (x) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA.

     (xi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

     (xii)  The   Shareholders  of  R&R  have  no  knowledge  of  any  facts  or circumstances that may give rise to any liability of the Acquired Company or XRG to the PBGC under ERISA.

                                   Page - 10

     (xiii) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Acquired Company or XRG to a Multi-Employer Plan.

     (xiv) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

     (xv) No Multi-Employer Plan to which the Acquired Company or any ERISA Affiliate of the Acquired Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

     (xvi) Except to the extent required under ERISA or the IRC, neither the Acquired Company provides health or welfare benefits for any retired or former employee nor is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

     (xvii) The Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

     (xviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Acquired Company will be non-deductible to the Acquired Company.

     (xxiv) The consummation of the contemplated transactions under this Agreement will not result in the payment, vesting, or acceleration of any benefit.

     3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Part 3.13 of the Disclosure Schedule:

     (i) the Acquired Company is, and at all times has been, in full compliance with all laws and regulations that are or were applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Acquired Company of, or a failure on the part of the Acquired Company to comply with, any applicable law or regulation, or (B) may give rise to any obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                   Page - 11

     (iii) the Acquired Company has received no notice or other communication (whether oral or written) from any governmental body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable law or regulation, or (B) any actual, alleged, possible, or potential obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.13 of the Disclosure Schedule contains a complete and accurate list of each governmental authorization or license that is held by the acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Acquired Company. Each authorization or license listed in
Part 3.13 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.13 of the Disclosure Schedule:

     (i) the Acquired Company is in full compliance with all of the terms and requirements of each authorization and license identified or required to be identified in Part 3.13 of the Disclosure Schedule;

     (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any authorization or license listed or required to be listed in Part 3.13 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any authorization or license listed or required to be listed in Part 3.13 of the Disclosure Schedule;

     (iii) the Acquired Company has not received any notice or other communication (whether oral or written) from any governmental body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any governmental authorization or license, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any governmental authorization or license; and

     (iv) all applications required to have been filed for the renewal of the governmental authorizations and licenses listed or required to be listed in Part
3.13 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such governmental authorizations or licenses have been duly made on a timely basis with the appropriate governmental bodies.

     The governmental authorizations and licenses listed in Part 3.13 of the Disclosure Schedule collectively constitute all of the governmental authorizations and licenses necessary to permit the Acquired Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Company to own and use their assets in the manner in which they currently own and use such assets.

     3.14 LEGAL PROCEEDINGS; ORDERS

     (a) Except as set forth in Part 3.14 of the Disclosure Schedule, there is no pending legal proceeding:

                                   Page - 12

     (i) that has been commenced by or against the Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Acquired Company; or

     (ii) that challenges, or that may have the effect of preventing,  delaying,
making  illegal,  or  otherwise   interfering  with,  any  of  the  contemplated
transactions under this Agreement.

     To the knowledge of the Shareholders of R&R and the Acquired Company, (1) no such legal proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding. The Shareholders of R&R have delivered to XRG copies of all pleadings, correspondence, and other documents relating to each legal proceeding listed in Part 3.14 of the Disclosure Schedule. The proceedings listed in Part 3.14 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Company.

     (b) Except as set forth in Part 3.14 of the Disclosure Schedule:

     (i) there is no court or government agency order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject;

     (ii) the Shareholders of R&R are not subject to any court or government agency order that relates to the business of, or any of the assets owned or used by, the Acquired Company; and

     (iii) no officer, director, agent, or employee of the Acquired Company is subject to any court or government agency order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Company.

     3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.15 of the Disclosure Schedule, since the date of the most recent Financial Statement, the Acquired Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in the Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the organizational documents of the Acquired Company;

     (c) payment or increase by the Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

                                   Page - 13

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Company;

     (e) damage to or destruction or loss of any asset or property of the Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Acquired Company;

     (h) cancellation or waiver of any claims or rights with a value to the Acquired Company in excess of $10,000;

     (i) material change in the accounting methods used by the Acquired Company; or

     (j) agreement, whether oral or written, by the Acquired Company to do any of the foregoing.


     3.16 CONTRACTS

     (a) Part 3.16(a) of the Disclosure Schedule contains a complete and accurate list, and the Shareholders of R&R have delivered to XRG true and complete copies, of:

     (i) each contract that involves performance of services or delivery of goods or materials by the Acquired Company of an amount or value in excess of $5,000;

     (ii) each contract that involves performance of services or delivery of goods or materials to the Acquired Company of an amount or value in excess of $5,000;

     (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                                   Page - 14

     (iv) each licensing agreement or other contract with respect to patents, trademarks, copyrights, software, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

     (v) each collective bargaining agreement and other contract to or with any labor union or other employee representative of a group of employees;

     (vi) each joint venture, strategic alliance, partnership, and other contract (however named) involving a sharing of product design and development, profits, losses, costs, or liabilities by the Acquired Company with any other Person;

     (vii) each contract containing covenants that in any way purport to restrict the business activity of the Acquired Company or limit the freedom of the Acquired Company to engage in any line of business or to compete with any Person;

     (viii) each contract providing for payments to or by any Person based on production, sales, purchases, or profits, other than direct payments for goods including any manufacturing license, product distribution, and sales representation agreements;

     (ix) each power of attorney that is currently effective and outstanding;

     (x) each contract for capital expenditures in excess of $20,000;

     (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Acquired Company other than in the Ordinary Course of Business; and

     (xii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     Part 3.16(a) of the Disclosure Schedule sets forth reasonably complete details concerning such contracts, including the parties to the contracts and the amount of the remaining commitment of the Acquired Company under the contracts.

     (b) Except as set forth in Part 3.16(b) of the Disclosure Schedule:

     (i) the Shareholders of R&R (and no Person related to either of the Shareholders of R&R) have or may have acquired any rights under any contract that relates to the business of, or any of the assets owned or used by, the Acquired Company; and

     (ii) to the knowledge of the Shareholders of R&R and the Acquired Company, no officer, director, agent, employee, consultant, or contractor of the Acquired Company is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Acquired Company, or (B) assign to the Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                                   Page - 15

     (c) Except as set forth in Part 3.16(c) of the Disclosure Schedule, each contract identified or required to be identified in Part 3.16(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 3.16(d) of the Disclosure Schedule:

     (i) the Acquired Company is, and at all times has been, in full compliance with all applicable terms and requirements of each contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

     (ii) each other Person that has or had any obligation or liability under any contract under which the Acquired Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such contract;

     (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract; and

     (iv) no Acquired Company has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Acquired Company under current or completed contracts with any Person and, to the knowledge of the Shareholders of R&R and the Acquired Company, no such Person has made written demand for such renegotiation.

     (f) The contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any applicable law or regulation.

     3.17 INSURANCE

     (a) The Shareholders of R&R have delivered to XRG:

     (i) true and complete copies of all policies of insurance to which the Acquired Company is a party or under which the Acquired Company, or any director of the Acquired Company, is or has been covered at any time within the five years preceding the date of this Agreement;

     (ii) true and complete copies of all pending applications for policies of insurance; and

                                   Page - 16

     (iii) any statement by the auditor of the Acquired Company's Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Part 3.17(b) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the five preceding policy years:

     (i) a summary of the loss experience under each policy;

     (ii) a statement describing each claim under an insurance policy for an amount in excess of $1,000, which sets forth:

     (A) the name of the claimant;

     (B) a description of the policy by insurer, type of insurance, and period of coverage; and

     (C) the amount and a brief description of the claim; and

     (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (c) Except as set forth on Part 3.17(c) of the Disclosure Schedule:

     (i) All policies to which the Acquired Company is a party or that provide coverage to either of the Shareholders of R&R, the Acquired Company, or any director or officer of the Acquired Company:

     (A) are valid, outstanding, and enforceable;

     (B) are issued by an insurer that is financially sound and reputable;

     (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Company for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Company and for all other risks to which the Acquired Company are normally exposed;

     (D) are sufficient for compliance with all applicable laws and regulations and contracts to which the Acquired Company is a party or by which any of them is bound;

     (E) will continue in full force and effect following the consummation of the contemplated transactions under this Agreement; and

     (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Company.

                                   Page - 17

     (ii) Neither the Shareholders of R&R nor the Acquired Company have received
(A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     (iii) The Acquired Company has paid all premiums due, and has otherwise performed all of their respective obligations, under each policy to which the Acquired Company is a party or that provides coverage to the Acquired Company or director thereof.

     (iv) The Acquired Company has given notice to the insurer of all claims that may be insured thereby.

     3.18 ENVIRONMENTAL MATTERS

     Except as set forth in part 3.18 of the Disclosure Schedule:

     (a) The Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental, Health, and Safety Requirement. Neither the Shareholders of R&R nor the Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from
(i) any governmental  body or private citizen acting in the public interest,  or
(ii) the current or prior owner or operator of any facility now or previously owned by the Acquired Company ("Facilities"), of any actual or potential violation or failure to comply with any Environmental, Health, and Safety Requirement, or of any actual or threatened obligation with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company has had an interest, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, stored or processed by the Shareholders of R&R, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the knowledge of the Shareholders of R&R and the Acquired Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from or arising under any Environmental, Health, and Safety Requirement with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company has or had an interest.

     (c) Neither the Shareholders of R&R nor the Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to any alleged, actual, or potential violation or failure to comply with any Environmental, Health, and Safety Requirement, or of any alleged, actual, or potential obligation to undertake or bear the cost of any liability with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company had or has an interest, or with respect to any property or facility at which hazardous materials were stored, generated, manufactured, refined, transferred, imported, used, or processed by the Shareholders of R&R, the Acquired Company, or any other Person for whose conduct they are or may be held responsible.

                                   Page - 18

     (d) Neither the Shareholders of R&R, the Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Requirement liability with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no hazardous materials present on or in the Facilities or at any geologically or hydrologically adjoining property, including any hazardous materials contained in barrels, above or underground storage tanks (except for above-ground fuel storage tanks), landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Shareholders of R&R, the Acquired Company, any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company has or had an interest, except in full compliance with all applicable Environmental, Health, and Safety Requirements.

     (f) There has been no release or, to the knowledge of the Shareholders of R&R and the Acquired Company, threat of release, of any hazardous materials at or from the Facilities or from or by any other properties and assets (whether real, personal, or mixed) in which the Shareholders of R&R or the Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Shareholders of R&R, the acquired Company, or any other Person.

     (g) The Shareholders of R&R have delivered to XRG true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Shareholders of R&R or the Acquired Company pertaining to hazardous materials or hazardous activities in, on, or under the Facilities, or concerning compliance by the Shareholders of R&R, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental, Health, and Safety Requirements.

         3.19     EMPLOYEES

     (a) Part 3.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since inception; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee benefit plan.

                                   Page - 19

     (b) No employee or director of the Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Company, or (ii) the ability of the Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Shareholders of R&R or the Acquired Company by any such employee or director. To the Shareholders of R&R' knowledge, no director, officer, or other key employee of the Acquired Company intends to terminate his employment with such Acquired Company.

     (c) Part 3.19 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.20 LABOR RELATIONS; COMPLIANCE

     The Acquired Company has not been nor is a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and to the Shareholders of R&R' knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any legal or governmental proceeding against or affecting the Acquired Company relating to the alleged violation of any law or regulation pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Acquired Company or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Company, and the Acquired Company contemplates no such action. The Acquired Company has complied in all respects with all laws and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any applicable law or regulation.

     3.21 INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

     (i) the Acquired Company's' names, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); and

                                   Page - 20

     (ii) all know-how, trade secrets, confidential information, customer lists, software, technical information, formulas, data, process technology, specifications, plans, drawings, product design information and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Acquired Company.

     (b) Part 3.21 of the Disclosure Schedule contains a complete and accurate list and summary description of all Intellectual Property Assets of the Acquired Company.

     (c) Know-How Necessary for the Business

     (i) The Intellectual Property Assets identified in Part 3.21 of the Disclosure Schedule, and the Trade Secrets that are owned by, or for which an absolute right to use is held by, the Acquired Company, are all of the intellectual property and know-how that are necessary and required for the operation of all aspects of the Acquired Company' businesses as they are currently conducted. With respect to all such Intellectual Property Assets, the Acquired Company is the owner of all right, title, and interest therein and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and or has the absolute right to the use thereof pursuant to the terms of a valid and enforceable written agreement.

     (ii) Except as set forth in Part 3.21 of the Disclosure Schedule, no employee of the Acquired Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his/her work to any Person other than the Acquired Company.

     3.22 CERTAIN PAYMENTS

     No Acquired Company or director, officer, agent, or employee of the Acquired Company, or, to the Shareholders of R&R' knowledge, any other Person associated with or acting for or on behalf of the acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Company, or (iv) in violation of any law or regulation, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company.

     3.23 DISCLOSURE

     (a) No representation or warranty of the Shareholders of R&R in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   Page - 21

     (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to the Shareholders of R&R that has specific application to either of the Shareholders of R&R or to the Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholders of R&R can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Company that has not been set forth in this Agreement or the Disclosure Schedule.

     3.24 RELATIONSHIPS WITH RELATED PERSONS

     None of the Shareholders of R&R have owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Acquired Company, other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.24 of the Disclosure Schedule, none of the Shareholders of R&R is a party to any contract with, or has any claim or right against, the Acquired Company.

     4. Representations and Warranties of XRG. XRG represents and warrants that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     (a) Organization of XRG. XRG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. XRG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of XRG, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XRG is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XRG is a party or by which it is bound or to which any of its assets is subject. XRG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                                   Page - 22

     (d) Brokers Fees. XRG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which R&R could become liable or obligated.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     (b) Operation of Business. R&R will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (c) Preservation of Business. R&R will maintain and continue to promote its business, its business operations, and its business relationships, and will maintain its property, including its present operations, physical facilities, working conditions, and relationships with its suppliers, customers, independent contractors and employees.

     (d) Full Access, Cooperation and Authorization. The Shareholders of R&R, will permit representatives of XRG to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of R&R, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to R&R. R&R and their officers and employees will cooperate with XRG and facilitate XRG's due diligence investigation of R&R. The Shareholders of R&R execution of this Agreement constitutes authorization to R&R's accountants, attorneys, bankers, lenders and other professional advisors and consultants to meet with representatives of XRG and disclose to XRG any and all information in their possession regarding R&R.

     (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (f) Exclusivity. The Shareholders of R&R will revoke any current listing of its business for sale. R&R will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the stock or assets of R&R (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek the foregoing. The Shareholders of R&R, will notify XRG immediately if any Person makes any proposal, offer, inquiry, or contact with respect to the foregoing.

                                   Page - 23

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of XRG. The obligation of XRG to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions at or prior to Closing:

     (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) the Shareholders of R&R, and R&R, shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

     (iii) the Shareholders of R&R, and R&R, shall have procured any required third party consents;

     (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of XRG to own the Purchased Assets;

     (v) all actions to be taken by the Shareholders of R&R, and R&R in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to XRG; and

     (vi) completion to XRG's satisfaction of its due diligence review, including the Disclosure Schedule;

     XRG may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of R&R. The obligation of R&R to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) XRG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                                   Page - 24

     (iv) all actions to be taken by XRG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to R&R.

R&R may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Termination.

     (a) Termination of Agreement. This Agreement may be terminated as provided below:

     (i) XRG, the Shareholders of R&R, and R&R may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (ii) XRG may terminate this Agreement by giving written notice to the Shareholders of R&R, and R&R if XRG is not reasonably satisfied with the results of its continuing due diligence review regarding R&R or the information set forth in the Disclosure Schedule; or

     (iii) XRG may terminate this Agreement by giving written notice to the Shareholders of R&R, and R&R at any time prior to the Closing (A) in the event R&R, or the Shareholders of R&R have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, XRG has notified R&R, or the Shareholders of R&R, as applicable, of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before August 1, 2003, by reason of the failure of any condition precedent under
Section 6(a) hereof (unless the failure results primarily from XRG itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach and except as provided in Section 8 below). If XRG terminates this Agreement pursuant to Section 7(a)(iii) above, R&R, and the Shareholders of R&R, jointly and severally, shall be liable for XRG's costs and expenses related to the transaction hereunder.

     8. Indemnification by R&R, and the Shareholders of R&R.

     R&R, and the Shareholders of R&R, jointly and severally, shall indemnify and hold harmless XRG and XRG and their respective stockholders, directors, officers and affiliates (collectively, the "Indemnified Persons") from, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim arising, directly or indirectly, from or in connection with:

                                   Page - 25

     (a) any breach of any representation or warranty made by R&R, and/or the Shareholders of R&R in this Agreement, the Disclosure Schedule, any supplements to the Disclosure Schedule, or any other certificate or document delivered by R&R, and/or the Shareholders of R&R pursuant to this Agreement;

     (b) any breach by R&R, or the Shareholders of R&R of any covenant or obligation of such Party set forth in this Agreement;

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with R&R, or the Shareholders of R&R (or any Person acting on their behalf) in connection with any of the transactions contemplated under this Agreement; or

     (d) audits or claims by any taxing authority with respect to any tax return filed by R&R, or the Shareholders of R&R prior to the Closing Date.

     The remedies provided in this Section 8 will not be exclusive of or limit any other remedies that may be available to the Indemnified Persons.

     9. Miscellaneous.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, except as to SEC requirements of disclosure.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, letters of intent, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party or Parties; provided, however, that XRG may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and
(ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases XRG nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                                   Page - 26

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to R&R:

                  P.O. Box 16098 Pittsburgh, PA
                  ATTN:  Shareholders of R&R


                  If to the  Shareholders of R&R:

                  P.O. Box 16098 Pittsburgh, PA
                  ATTN:  Shareholders of R&R


                  If to XRG:

                  XRG, Inc.
                  5301 W. Cypress Street
                  Suite 111
                  Tampa, FL  33607
                  ATTN: Kevin P. Brennan

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                                   Page - 27

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (1) Expenses. Each of XRG, R&R, and the Shareholders of R&R will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     (n) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction to prevent any breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Florida, in addition to any other remedy to which it may be entitled, at law or in equity.

                                   Page - 28

     (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the courts of the State of Florida in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8(h) above. Nothing in this Section 8(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first indicated above.

XRG, INC.

By:
   ---------------------------------
         Kevin P. Brennan
         President



R&R EXPRESS INTERMODAL, INC.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------






Exhibits:


                                   Page - 29